Contact:	Daniel Jarvis
313-594-2527
djarvis1@ford.com

FOR IMMEDIATE RELEASE

FORD CREDIT EARNS $442 MILLION IN FIRST QUARTER

DEARBORN, Mich., April 16, 2003 — Ford Motor Credit Company reported earnings of $442 million in the first quarter of 2003, up $186 million from earnings of $256 million in the same period a year ago. The increase in earnings primarily reflects a lower provision for credit losses and the net favorable impact of receivable sales, offset partially by a lower amount of managed receivables.

Compared with the fourth quarter of 2002, earnings were up $88 million, largely reflecting a lower provision for credit losses, offset partially by the net unfavorable impact of receivable sales.

“While we continue to face challenges, we are making progress on each of our initiatives,” said Greg Smith, Chairman and CEO of Ford Motor Credit Company. “In the quarter we completed the sale of Axus, our all-makes leasing business, achieved a large portion of this year’s funding requirements, and continued our focus on the basics of our business. We supported Ford and its dealers in marketplaces throughout the world, and we paid a substantial dividend to Ford.”

On March 31, 2003, Ford Credit’s owned receivables totaled $119 billion, down $18 billion compared with $137 billion on March 31, 2002. These reductions primarily reflect higher sales of receivables in securitizations and whole-loan sale transactions. Managed receivables, which include both owned receivables and receivables sold in securitizations, were $193 billion on March 31, 2003, compared with $203 billion on March 31, 2002, and $198 billion on December 31, 2002. In the first quarter, Ford Credit sold $2 billion of receivables through a whole-loan sale transaction.

Ford Credit paid a dividend of $1 billion to Ford Motor Company in March. While maintaining managed leverage at 12.8 to 1, this dividend was supported by first quarter net income, a lower amount of managed receivables, and the sale of Axus.

Ford Credit is a wholly owned subsidiary of Ford Motor Company and is the world’s largest automotive finance company. Now in its 44th year, Ford Credit provides vehicle financing in 36 countries to more than 11 million customers and more than 12,500 automotive dealers. More information can be found at www.fordcredit.com and at Ford Credit’s investor center, www.fordcredit.com/investorcenter/.

Ford Motor Credit Company and Consolidated Subsidiaries
OPERATING HIGHLIGHTS

Net Income	First Quarter
			Fourth Quarter
	2003	2002	2002

	(in millions)
Income from continuing operations	$442	$249	$372
Income from discontinued operations	0	7	(18)

Net Income	$442	$256	$354

Memo: SFAS No. 133 included above	$14	$14	$(28)
Financial statement return on equity	13%	8%	10%
Pre-tax profits	$727	$396	$595

Balance Sheet Summary	March 31,
			December 31,
	2003	2002	2002

		(in billions)
Assets
Finance receivables
Retail installment	$62.7	$75.4	$68.4
Wholesale	18.1	15.5	16.4
Other	9.6	9.4	9.8

Total net finance receivables	$90.4	$100.3	$94.6
Net Investment in operating leases	29.0	36.3	31.6

Total net finance receivables and operating leases	$119.4	$136.6	$126.2
Retained interest in securitized assets	18.1	9.6	17.6
All other assets	28.3	19.2	26.4

Total assets	$165.8	$165.4	$170.2

Liabilities and Stockholder’s Equity
Debt — short-term	$16.1	$15.0	$16.2
Debt — long-term (includes notes payable within 1 year)	121.2	122.4	124.1

Total debt	$137.3	$137.4	$140.3
All other liabilities	15.3	14.9	16.3

Total liabilities	$152.6	$152.3	$156.6
Stockholder’s equity	13.2	13.1	13.6

Total liabilities and stockholder’s equity	$165.8	$165.4	$170.2

Memo: Financial Statement leverage (to 1)*	10.4	10.5	10.3

Managed Receivables (owned plus securitized)*
Finance receivables
Retail installment	$112.2	$122.7	$117.3
Wholesale	41.9	34.2	38.9
Other	9.6	9.4	9.8

Total net finance receivables	$163.7	$166.3	$166.0
Net investment in operating leases	29.0	36.3	31.6

Total managed	$192.7	$202.6	$197.6

Memo:
Managed leverage (to 1)*	12.8	13.7	12.8
Serviced-only receivables (receivables sold in whole-loan sales transactions)	$6.4	$0	$5.0

*	See page 4 for a description

Ford Motor Credit Company and Consolidated Subsidiaries
OPERATING HIGHLIGHTS

Selected Operating & Financial Metrics		First Quarter
				Fourth Quarter
		2003	2002	2002

Financing Shares
Ford & Lincoln/Mercury retail installment & lease	United States	35%	43%	36%
	Europe	30	34	34
Ford & Lincoln/Mercury wholesale	United States	82	84	86
	Europe	98	96	99
Contract volume— New and used retail/lease (in thousands)
United States		472	662	490
Europe		221	239	211
Other international		156	152	157

Total contract volume		849	1,053	858

Borrowing Cost Rate		4.5%	5.4%	4.7%
Credit losses (in millions)
Owned
Retail installment & lease		$493	$569	$614
Wholesale		1	9	17
Other		(1)	7	8

Total		$493	$585	$639

Loss-to-receivables
Retail installment & lease		2.06%	1.98%	2.28%
Wholesale		0.01	0.23	0.42
Total including other		1.61%	1.68%	1.92%
Allowances for credit losses (in billions)		$3.1	$3.0	$3.2
Allowances as a pct. of end-of-period receivables		2.60%	2.18%	2.51%

Managed *
Retail installment & lease		$685	$667	$760
Wholesale		1	9	23
Other		(1)	7	8

Total		$685	$683	$791

Loss-to-receivables
Retail installment & lease		1.90%	1.67%	1.95%
Wholesale		0.01	0.11	0.25
Total including other		1.42%	1.35%	1.56%

Memo: Ford Credit U.S. retail & lease		1.85%	1.42%	1.87%
Sales of Receivables
Income related to securitizations and whole-loan sales:
Gain-on-sale of finance receivables		$233	$213	$241
Interest income, excess spread, servicing fees		658	425	618

Total income related to securitizations and whole loan sales		$891	$638	$859

Impact of securitizations on net financing margin:
Impact of current-period securitizations		$(122)	$(107)	$(103)
Impact of prior-period securitizations		(783)	(644)	(718)

Total impact of securitizations on financing margin		$(905)	$(751)	$(821)
Pre-tax impact of securitizations and whole-loan sales		$(14)	$(113)	$38
Tax		5	42	(14)

After-tax impact of securitizations and whole-loan sales		$(9)	$(71)	$24

*	See page 4 for a description

Ford Motor Credit Company and Consolidated Subsidiaries
OPERATING HIGHLIGHTS

KEY TERMS

In evaluating Ford Credit’s financial performance, Ford Credit management uses Generally Accepted Accounting Principles (GAAP) financial statement and other financial measures. A brief definition and a reconciliation of these other measures are included below. For a more detailed discussion concerning these and other non-GAAP measures, see Ford Credit’s 2002 10-K.

•	Managed receivables: includes owned receivables (the receivables Ford Credit owns and reports on its balance sheet) and receivables that Ford Credit sold in securitizations and continues to service.

•	Serviced-only receivables: receivables that Ford Credit sold in whole-loan sale transactions where Ford Credit continues to service, but retains no interest.

•	Managed credit losses: credit losses associated with owned receivables plus credit losses associated with receivables that Ford Credit sold in securitizations and continues to service.

Finance Receivables and Operating Leases	Owned	Securitized	Managed

	(in billions)
March 31, 2003
Retail installment contracts	$62.7	$49.5	$112.2
Wholesale	18.1	23.8	41.9
Other finance receivables	9.6	0	9.6
Net investment in operating leases	29.0	0	29.0

Total	$119.4	$73.3	$192.7

March 31, 2002
Retail installment contracts	$75.4	$47.3	$122.7
Wholesale	15.5	18.7	34.2
Other finance receivables	9.4	0	9.4
Net investment in operating leases	36.3	0	36.3

Total	$136.6	$66.0	$202.6

December 31, 2002
Retail installment contracts	$68.4	$48.9	$117.3
Wholesale	16.4	22.5	38.9
Other finance receivables	9.8	0	9.8
Net investment in operating leases	31.6	0	31.6

Total	$126.2	$71.4	$197.6

Leverage Calculation	March 31,
			December 31,
	2003	2002	2002

		(in billions)
Total debt	$137.3	$137.4	$140.3
Total securitized receivables outstanding	73.3	66.0	71.4
Retained interest in securitized receivables	(18.1)	(9.6)	(17.6)
Adjustments for cash and cash equivalents	(11.7)	(7.6)	(6.8)
Adjustments for SFAS No. 133	(6.1)	(1.6)	(6.2)

Total adjusted debt	$174.7	$184.6	$181.1

Total stockholder’s equity	$13.2	$13.1	$13.6
Adjustments for SFAS No. 133	0.5	0.4	0.5
Adjustments for minority interest	*	*	*

Total adjusted equity	$13.7	$13.5	$14.1

Managed leverage = adjusted debt / adjusted equity	12.8	13.7	12.8
Memo: Financial statement leverage = total debt / stockholders equity	10.4	10.5	10.3

*	Less than $50 million